SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 25, 2002

TRW Inc. (Exact Name of Registrant as Specified in Charter)

Ohio	1-2384	34-0575430

(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 Richmond Road, Cleveland, OH	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 291-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On March 25, 2002, TRW Inc. issued a press release announcing that its Board of Directors, after full consideration, has unanimously recommended that TRW shareholders vote against the two shareholder proposals that Northrop Grumman plans to submit for approval at TRW’s Annual Meeting of Shareholders on Wednesday, April 24, 2002. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

99 Press release issued by TRW Inc., dated March 25, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW Inc.

Date: March 25, 2002	By:	/s/ W. B. Lawrence

W. B. Lawrence Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

(99)	Press release issued by TRW Inc., dated March 25, 2002.